UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of report (Date of earliest event reported):             November 3, 2006


                           Glenayre Technologies, Inc.
               (Exact name of registrant as specified in charter)


          Delaware                     0-15761                 98-0085742
----------------------------     -------------------    ------------------------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              file number)        Identification Number)


825 8th Avenue, 23rd Floor, New York, New York     10019
--------------------------------------------------------
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code: 770-283-1000
                                                    ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

(b)  Departure of Principal Officer

In connection with Mr. Caparro's appointment described in Item 5.01(c) below, on November 7, 2006, the Company announced that Clarke Bailey has resigned as the Company's chief executive officer and will retain the position of chairman of the Company's board of directors on a non-executive basis, effective as of November 10, 2006.

The Company also announced that Debra Ziola, the Company's chief financial officer, has expressed her desire to retire by the end of 2006. The Company has engaged an executive search firm and is currently reviewing a number of potential candidates for this position.

(c)  Appointment of Principal Officer

On November 7, 2006, Glenayre Technologies, Inc. (the "Company") announced the appointment of James Caparro, the current president and chief executive officer of Entertainment Distribution Company, LLC ("EDC"), as president and chief executive officer of the Company. Mr. Caparro will also continue to serve as president and chief executive officer of EDC. Mr. Caparro's appointment is effective November 10, 2006.

In connection with Mr. Caparro's appointment, the Company, GEI and Mr. Caparro have entered into a letter agreement (the "Amendment") dated as of November 6, 2006, amending that certain letter agreement dated May 9, 2005 (the "Employment Agreement"). The Amendment modifies the Employment Agreement to reflect Mr. Caparro's appointment, but does not alter any other terms of the Employment Agreement, including the compensation-related elements.

A copy of Mr. Caparro's Amendment to the Employment Agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference. The Company included a copy of the Employment Agreement as an exhibit to a Current Report on Form 8-K filed June 3, 2005. The foregoing description of the Amendment and the Employment Agreement does not purpose to be complete and is qualified in its entirety by reference to the full text of such agreements.

Mr. Caparro, age 54, has been president and chief executive officer of EDC since May 2005. Before joining the Company, Mr. Caparro was the president and chief executive officer of Atari, Inc. from December 2004 to June 2005, the chairman and chief executive officer of Warner Elektra Atlantic from September 2002 through July 2003, the chairman and chief executive officer of Universal Music's The Island Def Jam Music Group from 1998 through 2001, and the chief executive officer of PolyGram divisions Group Distribution, PolyMedia, Video, Merchandising, Diversified Entertainment, New Media and Business Development from 1988 to 1998. There are no transactions in which Mr. Caparro has an interest requiring disclosure under Item 404(a) of Regulation S-K.


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(d)  Election of Director

In addition to Mr. Caparro's appointment described in Item 5.01(c) above, on November 3, 2006, the Company's board of directors approved an increase to the size of its board of directors by one, to nine (9). Subsequently, to fill the vacancy created by the increased number of authorized directors, the Company's board of directors elected James Caparro as a Class III director to serve until the 2008 annual meeting of stockholders and until any successor has been elected and qualified. Initially, Mr. Caparro will not be a member of any committee of the Company's board of directors. There is no arrangement or understanding between Mr. Caparro and any other person pursuant to which Mr. Caparro was elected as a director. There are no transactions in which Mr. Caparro has an interest requiring disclosure under Item 404(a) of Regulation S-K.

                                   ***********

A copy of the Company's press release, dated November 7, 2006, with respect to the above matters is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

       (d)  Exhibits.

             10.1 Amendment dated November 6, 2006 among James Caparro, Glenayre Technologies, Inc. and Glenayre Electronics, Inc. to that certain letter agreement dated May 9, 2005.
             99.1  Company's News Release dated November 7, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Glenayre Technologies, Inc



Dated:   November 7, 2006             By: /s/  Debra Ziola
                                          --------------------------------------
                                      Name:  Debra Ziola
                                      Title: Executive Vice President
                                             and Chief Financial Officer


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                           Glenayre Technologies, Inc.

                                  EXHIBIT INDEX

     Exhibit No.                  Exhibit Description
     -----------                  -------------------

        10.1 Amendment dated November 7, 2006 among James Caparro, Glenayre Technologies, Inc. and Glenayre Electronics, Inc. to that certain letter agreement dated May 9, 2005.
        99.1                      Company's News Release dated November 7, 2006.